United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered		Name of Each Exchange on Which Each Class is to be Registered
3.625% Notes due 2032		The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-277150

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Realty Income Corporation (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated June 29, 2026 (the “Prospectus Supplement”) to a prospectus dated February 16, 2024 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-277150) (the “Registration Statement”), which Registration Statement was filed with the Commission on February 16, 2024, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained and incorporated by reference in the sections captioned “Description of Notes” and “Supplemental U.S. Federal Income Tax Considerations” in the Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

Item 2. Exhibits.

4.1	Indenture dated as of October 28, 1998 between the Company and The Bank of New York Mellon Trust Company, N.A. as successor trustee (filed as Exhibit 4.1 to the Company’s Form 8-K, filed on October 28, 1998 and incorporated herein by reference).
4.2	Form of 3.625% Note due 2032 (filed as an Exhibit 4.2 to the Company’s Form 8-K, filed on July 7, 2026 and incorporated herein by reference).
4.3	Officers’ Certificate dated July 7, 2026 pursuant to Sections 201, 301 and 303 of the Indenture dated as of October 28, 1998 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, establishing a series of securities entitled “3.625% Notes due 2032” (filed as an Exhibit 4.3 to the Company’s Form 8-K, filed on July 7, 2026 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 7, 2026	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary